UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 29, 2020

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Newport Boulevard, Suite 200 Newport Beach, California	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Compensation and Awards

On July 29, 2020, the board of directors (the “Board”) of Verb Technology Company, Inc. (the “Company,” “we,” “us,” or “our”) approved the elements of the 2020 compensation payable to our executive officers and directors upon the recommendation of the Board’s Compensation Committee (the “Committee”) comprised of only independent directors. The key elements of our compensation program are summarized below. For the development of the 2020 compensation program, the Committee retained Compensation Advisory Partners LLC (“CAP”) ”), a respected independent compensation consulting firm. CAP provided the Committee with compensation advisory services with respect to both executive and Board compensation. CAP reviewed the 2019 compensation paid to our executive officers and Board and compared our compensation with companies CAP identified as appropriate peer companies. The Committee’s recommendation and the Board’s approval of the 2020 compensation program was based primarily on the recommendations made by CAP.

Base Salary and Target Bonus

On July 29, 2020, the Board approved an annual base salary equal to $490,000 for Rory J. Cutaia, the Company’s Chairman of the Board, President, Chief Executive Officer, Secretary and Director, and an annual base salary equal to $250,000 for Jeffrey Clayborne, the Company’s Chief Financial Officer. The Board also approved a performance-based target cash bonus for 2020 equal to $490,000 and $125,000 for Messrs. Cutaia and Clayborne, respectively.

Restricted Stock Awards

On July 29, 2020, the Board granted annual restricted stock awards (“Annual RSAs”) under the Company’s 2019 Omnibus Incentive Plan (the “2019 Plan”) equal to 471,698 and 283,019 shares of our common stock for Messrs. Cutaia and Clayborne, respectively. The Annual RSAs represent the stock component of Messrs. Cutaia’s and Clayborne’s annual compensation and are subject to a four-year vesting period, with one quarter of the award vesting on the first, second, third and fourth anniversaries of the date of grant.

Cash Bonus

On July 29, 2020, the Board also approved a performance-based cash bonus equal to $100,000 and $25,000 payable to Messrs. Cutaia and Clayborne, respectively, effective as of July 29, 2020. The cash bonuses were granted in connection with the successful closings of our March 31, 2020 $5,000,000 private placement of our common stock and the July 24, 2020 $13,800,000 underwritten public offering of our common stock (the “Recent Offerings”).

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Board Compensation

On July 29, 2020, the Board approved annual cash compensation for each of its non-employee independent directors equal to $175,000 for James P. Geiskopf, the Company’s Lead Director, and annual cash compensation equal to $75,000 for each of Judith Hammerschmidt, Nancy Heinen, Kenneth S. Cragun and Phillip J. Bond, the Company’s other non-employee independent directors.

On July 29, 2020, the Board also granted Annual RSAs under the 2019 Plan equal to 150,943 shares of our common stock for Mr. Geiskopf and 75,472 shares of our common stock for each of Mses. Hammerschmidt and Heinen and Messrs. Cragun and Bond. The Annual RSAs represent the stock component of our non-employee directors’ compensation and vest on the one-year anniversary of the date of grant.

Common Stock Bonus Grants

On July 29, 2020, the Board also approved common stock bonus grants equal to 166,365, 63,288 and 33,078 shares of our common stock to Messrs. Cutaia, Clayborne and Geiskopf, respectively. The common stock bonus grants represent the stock component of Messrs. Cutaia’s, Clayborne’s and Geiskopf’s bonus and were issued in connection with the successful closing of the Recent Offerings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2020	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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